Exhibit 4.3.12


                    AMENDMENT NO. 12 TO CREDIT AGREEMENT AND
                AMENDMENT TO EQUITY APPRECIATION RIGHTS AGREEMENT


     THIS AMENDMENT NO. 12 TO CREDIT AGREEMENT AND AMENDMENT TO EQUITY APPRECIATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 27th day of May, 2003, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), each of the Lenders signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by Amendment No. 1 to Credit Agreement dated as of July 14, 2000 ("Amendment No. 1"), Amendment No. 2 to Credit Agreement dated as of December 12, 2000 ("Amendment No. 2"), Waiver and Amendment No. 3 to Credit Agreement dated as of April 23, 2001 ("Amendment No. 3"), Amendment No. 4 to Credit Agreement dated as of June 28, 2001 ("Amendment No. 4"), Amendment No. 5 to Credit Agreement dated as of August 10, 2001 ("Amendment No. 5"), Amendment No. 6 to Credit Agreement dated as of September 25, 2001 ("Amendment No. 6"), Amendment No. 7 to Credit Agreement dated as of October 25, 2001 ("Amendment No. 7"), Amendment No. 8 to Credit Agreement dated as of November 9, 2001 ("Amendment No. 8"), Amendment No. 9 to Credit Agreement dated as of February 27, 2002 ("Amendment No. 9"), Amendment No. 10 to Credit Agreement dated as of December 2, 2002 ("Amendment No. 10"), and Amendment No. 11 to Credit Agreement dated as of April 30, 2003 ("Amendment No. 11" and, together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9 and Amendment No. 10, the "Prior Amendments"; such Credit Agreement as heretofore amended, the "Existing Credit Agreement"); and

     WHEREAS, the Borrower, the Agent and the Lenders parties thereto have entered into that certain Equity Appreciation Rights Agreement dated as of November 9, 2001 (the "Existing Equity Appreciation Rights Agreement");

     WHEREAS, the Borrower has requested the Agent and the Lenders to amend the terms of the Existing Credit Agreement and the Existing Equity Appreciation Rights Agreement as set forth herein, and the Agent and the Lenders are agreeable to such amendments;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1. Definitions. The term "Credit Agreement" as used herein and in the other Loan Documents shall mean the Existing Credit Agreement as previously amended and as hereby amended and as from time to time further amended, modified, supplemented or restated. The term "Equity Appreciation Rights Agreement" as used herein and in the other Loan Documents shall mean the Existing Equity Appreciation Rights Agreement as previously amended and as hereby amended and as from time to time further amended, modified, supplemented or restated.


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Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

     2. Amendments to Credit Agreement. The Existing Credit Agreement is hereby amended as follows, effective as of the date hereof:

          (a) The following definition of "Amendment No. 12" is added to Section
     1.1 the Credit Agreement, in the appropriate alphabetical order:

               " `Amendment No. 12' means that certain Amendment No. 12 to Credit Agreement and Amendment to Equity Appreciation Rights Agreement dated as of May 27th, 2003, among the Borrower, the Lenders parties thereto, and the Agent.

          (b) The following two sentences are deleted from the definition of "Applicable Margin" in Section 1.1 of the Credit Agreement:

               "Pursuant to Section 4.11, all Loans shall be Base Rate Loans on and after the Eighth Amendment Closing Date. The Eurodollar Rate or its Applicable Margin may apply, however, in the calculation of certain fees, including without limitation the fee on outstanding Letters of Credit as set forth in Section 4.6."

          (c) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows"

               " `Consolidated EBITDA' means, with respect to the Borrower and its Subsidiaries for any period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income,
          (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) any charges (in an aggregate amount not to exceed $4,117,131.95) otherwise deducted in calculating Consolidated Net Income which charges arise from the payment of the Initial Termination Payment and the Senior Note Initial Termination Payment and the issuance of the EARS Notes, the Senior Note EARS Note and the EARS Stock, and (vii) non-cash charges otherwise deducted in calculating Consolidated Net Income resulting from FASB No. 88 Adjustments, FASB No. 106 Adjustments, FASB No. 112 Adjustments, FASB No. 121 Adjustments or FASB No. 144 Adjustments (in each case, without duplication), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

          (d) The definitions of "Convert", "Conversion" and "Converted" are amended in their entirety, so that as amended they shall read as follows:

               " `Convert,' `Conversion,' and `Converted' shall refer to (a) a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan, or (b) a conversion pursuant to Section 4.11 of any Type of Loan into a Fixed Rate Loan."

          (e) The definition of "Default Rate" in Section 1.1 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

               " `Default Rate' means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Fixed Rate Loans, a rate of interest per annum which shall be two percent (2%) above the Fixed Rate, (iii) with respect to Base Rate Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iv) in any case, the maximum rate permitted by applicable law, if lower."

          (f) The following definition of "EARS Notes" is added to Section 1.1 of the Credit Agreement, in the appropriate alphabetical order:


               " `EARS Notes' means, collectively, the promissory notes of the Borrower evidencing amounts owed to certain Lenders pursuant to the Equity Appreciation Rights Agreement, which notes are executed and delivered to such Lenders as provided in Section 2.06 of the Equity Appreciation Right Agreement in substantially the form of Schedule I to the Equity Appreciation Rights Agreement, with appropriate inserts as to amounts and names of Lenders."


          (g) The following definition of "EARS Stock" is added to Section 1.1 of the Credit Agreement, in the appropriate alphabetical order:

               " `EARS Stock' means the capital stock of the Borrower issued to certain Lenders or their respective nominees pursuant to Section 2.06(b) of the Equity Appreciation Rights Agreement."

          (h) The following definition of "FASB No. 144 Adjustments" is added to
     Section 1.1 of the Credit Agreement, in the appropriate alphabetical order:

               " `FASB No. 144 Adjustments' means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 144)."

          (i) The following definitions of "Fixed Rate", "Fixed Rate Loan" and "Fixed Rate Outstandings" are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

               " `Fixed Rate' means a rate of twelve percent (12%) per annum."

               " `Fixed Rate Loan' means a Loan for which the rate of interest is determined by reference to the Fixed Rate."

               " `Fixed Rate Outstandings' means, as of any date, the aggregate principal amount of all Fixed Rate Loans then outstanding."

          (j) The following definition of "Initial Termination Payment" is added to Section 1.1 of the Credit Agreement, in the appropriate alphabetical order:

               " `Initial Termination Payment' has the meaning assigned to such term in the Equity Appreciation Rights Agreement."

          (k) The definition of "Interest Period" in Section 1.1 of the Credit Agreement is amended by deleting the phrase "ending, at the Borrower's option, on the date one, two or three months thereafter" and inserting in its place the phrase "ending on the date one month thereafter".

          (l) The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is amended by adding the phrase "the EARS Notes," immediately after the phrase "the Equity Appreciation Rights Agreement".

          (m) The following definition of "Minimum Fixed Rate Amount" is added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

               "  `Minimum  Fixed  Rate  Amount'  means,   as  of  any  date  of
          determination thereof, the lesser of (a) $25,000,000 and (b) the total Revolving Credit Outstandings.

          (n) The definition of "Revolving Credit Outstandings" in Section 1.1 of the Credit Agreement is amended by deleting the phrase "Determination Date" and inserting in its place the word "date".

          (o) The  following  definition  of "Senior  Note  Initial  Termination
     Payment" is added to Section 1.1 of the Credit Agreement, in the appropriate alphabetical order:

               " `Senior Note Initial  Termination  Payment'  means the `Initial
          Termination   Payment'   (as   defined  in  the  Senior   Note  Equity
          Appreciation Rights Agreement)."

          (p) The  following  definition  of "Senior Note EARS Note" is added to
     Section 1.1 of the Credit Agreement, in the appropriate alphabetical order:

               " `Senior Note EARS Note' means the `EARS Note' (as defined in the Senior Note Equity Appreciation Rights Agreement)."

          (q) The definition of "Senior Notes" in Section 1.1 of the Credit Agreement is amended by deleting "[13.70%]" and inserting in its place "14.20%".

          (r) The definition of "Stated Termination Date" in Section 1.1 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

               " `Stated Termination Date' means March 15, 2004."

          (s) The following  definition of "Twelfth  Amendment  Closing Date" is
     added  to  Section  1.1  of  the  Credit  Agreement,   in  the  appropriate
     alphabetical order:

               " `Twelfth Amendment Closing Date' means May __, 2003."

          (t) Section 2.1(g) of the Credit Agreement is amended by inserting the following sentences immediately after the chart in such Section and immediately before the last sentence of such Section:

               "In addition, the principal amount of outstanding Revolving Loans and Letter of Credit Outstandings shall be prepaid monthly (on the first Business Day of each month, commencing July 1, 2003), in an amount equal to $583,333.33 per month. Each such prepayment shall be accompanied by the payment of all amounts required to be paid pursuant to Section 6.5 and accrued and unpaid interest on the amounts prepaid."

          (u) Section 4.3 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

               "4.3 Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Revolving Loan, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder, or at the Fixed Rate to the extent required hereunder. Interest on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, commencing on March 31, 2000, until the Eighth Amendment Closing Date, and then monthly in arrears on the last Business Day of each month commencing November 30, 2001, until the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on the last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, (c) in the case of any Fixed Rate Loan, monthly in arrears on the last Business Day of each month, and (d) upon payment in full of the Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

          (v) Section 4.11 is of the Credit Agreement is amended in its entirety, so that as amended, it shall read as follows:

               4.11 Fixed Rate  Loans.  Notwithstanding  any  provision  in this
          Agreement  to the  contrary,  at all times on and  after  the  Twelfth
          Amendment Closing Date, the amount of Fixed Rate Outstandings shall not be less than the Minimum Fixed Rate Amount. If at any time the amount of Fixed Rate Outstandings is less than the Minimum Fixed Rate Amount, then (a) outstanding Base Rate Loans shall be immediately and automatically Converted into Fixed Rate Loans (without any further action on the part of the Borrower or any other Person) until (i) the amount of Fixed Rate Loans is equal to the Minimum Fixed Rate Amount or (ii) all Base Rate Loans have been so Converted (whichever comes first); and (b) if, after the Conversion of all Base Rate Loans to Fixed Rate Loans, the amount of Fixed Rate Outstandings is still less than the Minimum Fixed Rate Amount, then outstanding Eurodollar Rate Loans shall be immediately and automatically Converted to Fixed Rate Loans (without any further action of the part of the Borrower or any other Person) until the amount of Fixed Rate Loans is equal to the Minimum Fixed Rate Amount; and the Borrower shall pay any amounts required by Section 6.5. The Borrower may not Convert any Fixed Rate Loan to any other Type of Loan. All prepayments of Revolving Credit Outstandings shall be applied to Revolving Loans other than Fixed Rate Loans unless and until the only outstanding Revolving Loans are Fixed Rate Loans, at which point such prepayments shall be applied to the outstanding Fixed Rate Loans. At any time that Fixed Rate Outstandings are less than $25,000,000, any new Advances of Revolving Loans shall automatically be deemed to be Fixed Rate Loans until the amount of Fixed Rate Outstandings is equal to $25,000,000.

          (w) Section 10.1 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

               "10.1 Financial Covenants.

                    "(a)  Consolidated  Net  Worth.  Permit  as of each date set forth below Consolidated Net Worth to be less than the amount set forth opposite each such date:

               Date                                        Consolidated Net
                                                          Worth Must Exceed
               ---------------------                      -----------------

               June 29, 2003                                 $81,500,000
               September 28, 2003                            $81,500,000
               December 28, 2003                             $81,500,000

                    "(b) Intentionally left blank.

                    "(c) Consolidated  Interest Coverage Ratio. Permit as of the
               end of each Four-Quarter Period set forth below the Consolidated Interest Coverage Ratio to be less than that set forth opposite each such period:

                                                        Consolidated Interest
               "Four-Quarter Period Ending          Coverage Ratio Must Exceed
               ---------------------------          --------------------------

               June 29, 2003                                 2.30 to 1.00
               September 28, 2003                            2.00 to 1.00
               December 28, 2003                             1.95 to 1.00

                    "(d)  Consolidated  EBITDA.  Permit  as of the  end of  each
               Four-Quarter Period set forth below Consolidated EBITDA to be less than that set forth opposite each such period:

                                                           Consolidated EBITDA
               "Four-Quarter Period Ending                     Must Exceed
               ---------------------------                 -------------------

               June 29, 2003                                   $40,000,000
               September 28, 2003                              $38,000,000
               December 28, 2003                               $35,500,000"

          (x) Exhibit D to the Credit Agreement is replaced in its entirety by Exhibit D attached hereto.

          (y) Exhibit E to the Credit Agreement is replaced in its entirety by Exhibit E attached hereto.

          (z) Exhibit Q to the Credit Agreement is replaced in its entirety by Exhibit Q attached hereto.


     3. Amendments to Equity Appreciation Rights Agreement. The Existing Equity Appreciation Rights Agreement is hereby amended as follows, effective as of the date hereof:

          (a) The following Sections 2.06, 2.07 and 2.08 are added to the end of
     Article II of the Equity Appreciation Rights Agreement:

               "Section 2.06 Termination of Option; Termination Payments and EARS Notes. Notwithstanding any provision in this Agreement to the contrary, the rights of the Agent and the Lenders to receive any Rights Fee pursuant to Sections 2.01 through 2.05 shall terminate on May __, 2003 (the "Termination Date"). In consideration of the termination of such rights, the Borrower shall:

                    (a) on the  Termination  Date,  pay to the  Agent  (for  the
               benefit of the Lenders) an initial termination payment (the "Initial Termination Payment") in the amount of $1,440,996.18;

                    (b) on the  Termination  Date,  issue and deliver to each of
               JPMorgan Chase Bank and SunTrust Bank (collectively, the "Stock Recipients"), or to the respective nominee of any such Stock Recipient, the respective number of shares of the capital stock of the Borrower as set forth in Schedule III hereto; and

                    (c) on the Termination Date,  execute and deliver to each of
               Bank of America Strategic Solutions, Inc. and WLR Recovery Fund II, LP (collectively, with their respective successors and assigns, the "EARS Noteholders") a promissory note in substantially the form of Schedule I hereto (with appropriate insertions of amounts and names of Lenders) (collectively, the "EARS Notes") evidencing the obligation of the Borrower to pay each such EARS Noteholder the respective principal amount set forth in Schedule II hereto, at such times and with such interest as set forth in the respective EARS Note; and

                    (d) pay to each EARS  Noteholders  principal and interest in accordance with the terms of its respective EARS Note.

               "Section 2.07 Sharing of Initial Termination Payment. The Initial Termination Fee paid to the Agent shall be paid by the Agent to the Lenders in the manner described in Section 4.7 of the Credit Agreement.

               "Section 2.08 Adjustments. If any EARS Noteholder (a "benefited Noteholder") shall at any time receive any payment of all or part of the EARS Note owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other EARS Noteholder, if any, in respect of such other EARS Noteholder's EARS Note owing to it, or interest thereon, such benefited Noteholder shall purchase for cash from the other EARS Noteholders a participating interest in such portion of each such other EARS Noteholders EARS Note owing to it, or shall provide such other EARS Noteholders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Noteholder to share the excess payment or benefits of such collateral or proceeds ratably with each of the EARS Noteholders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Noteholder, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any EARS Noteholder so purchasing a participation from an EARS Noteholder pursuant to this Section 2.08 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

     4. Equity Appreciation Rights Agreement and EARS Notes. The Borrower and each of the Guarantors hereby acknowledges and agrees that the obligations, liabilities and indebtedness of the Borrower arising from the Equity
Appreciation Rights Agreement and the EARS Notes are Senior Revolving Credit Obligations as defined by the Intercreditor Agreement.

     5. Guarantors. Each of the Guarantors has joined into the execution of this Agreement for the purpose of consenting to the amendments contained herein, agreeing to the terms of Section 4 hereof, and reaffirming its guaranty of the Obligations as amended by the terms of this Agreement.

     6.  Borrower's   Representations   and  Warranties.   The  Borrower  hereby
represents, warrants and certifies that:

          (a) The representations and warranties made by it in Article VIII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;

          (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

          (c) Except as has been disclosed to the Agent and the Lenders in writing, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after giving effect to the transactions contemplated by this Agreement;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 9.1(a) of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (e) No Default or Event of Default has occurred and is continuing.

     7. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

     8. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     9.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     11. Amendment Fees. Concurrently with the closing of this Amendment, the Borrower will pay to the Agent (for the benefit of each Lender) an amendment fee (each, an "Amendment Fee") in an amount equal to (a) 0.50 percent (0.50%) multiplied by (b) the Revolving Credit Commitment of such Lender as of the date of such closing after giving effect to this Amendment. Such Amendment Fees shall be fully-earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement, any other Loan Document or any other agreement.

     12. Conditions. The effectiveness of this Agreement shall be subject to fulfillment of the following conditions:

          (a) The Agent shall have received on or before the date hereof, in each case in form and substance satisfactory to the Agent, the following:

               (i) a fully-executed original of this Agreement;

               (ii) a fully-executed original of an amendment to the Senior Debt Intercreditor Agreement;

               (iii) payment by the Borrower to the Agent of all fees required to be paid hereunder or otherwise due and payable to the Agent or the Lenders at or prior the closing date, including without limitation all Amendment Fees and the fees and expenses of special counsel to the Agent to the extent invoiced prior to or on the closing date, plus such additional amounts as shall constitute its reasonable estimate of fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent);

               (iv) payment by the Borrower to the Agent of the Initial Termination Payment (as defined in Section 3(a) of this Amendment);

               (v) the executed original of each EARS Note (as defined in Section 3(a) of this Amendment) for further delivery by the Agent to the respective EARS Noteholder (as so defined);

               (vi) the opinion of in-house counsel to the Borrower and the Guarantors containing such opinions and in form and substance as shall be reasonably acceptable to the Agent and its special counsel;

               (vii) the acknowledgment of General Electric Capital Corporation under the Receivables Purchase Agreement;

               (viii) a fully-executed amendment to the Senior Note Agreement, in full force and effect, extending to March 15, 2004 the prepayment of Senior Note Obligations that had previously been scheduled for June 27, 2003 pursuant to Section 4A of the Senior Note Agreement; and

               (ix) a certificate or certificates of the Borrower signed by its chief financial officer or chief operating officer, dated the date hereof and certifying:

                    (A) that  except as  previously  disclosed  to the Agent and
               Lenders, there has not occurred a material adverse change since December 29, 2002 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to the Agent and Lenders;

                    (B) that there is no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (1) to materially and adversely affect the Borrower or its Subsidiaries taken as a whole, or (2) to affect any transaction contemplated by the Credit Agreement (as amended hereby) or the ability of the Borrower and its Subsidiaries or any other obligor under the Facility Guaranties or Security Documents to perform their respective obligations under the Credit Agreement and other Loan Documents;

                    (C) that no Default or Event of Default has  occurred and is continuing; and

                    (D) as to such other matters as the Agent may request;

          (b) Each Stock Recipient (as defined in Section 3(a) of this Agreement) or its nominee shall have received, within one (1) Business Day after the date hereof, the respective number of shares of capital stock of the Borrower described in Schedule III to this Amendment; and

          (c) The correctness in all respects on the date hereof of the representations and warranties of the Borrower contained herein.

     (13) Release. Each of the Borrower and each Guarantor acknowledges that it has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay the full indebtedness outstanding under the terms of the Credit Agreement, this Agreement, the Notes, the Facility Guaranty, and the other Loan Documents. In consideration for the execution of this Agreement, each of the Borrower and each Guarantor hereby releases and forever discharges the Agent, the Lenders, their respective affiliates, predecessors, successors and assignees, and all of the respective officers, directors, employees and agents of the Agent, the Lenders and such affiliates, predecessors, successors and assignees (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, from the beginning of the world to the date hereof, known or unknown, now existing, which might be asserted against the Agent, any Lender or any other Released Party. This release applies to all matters arising out of or relating to the Loan Documents, the indebtedness due under the Notes, the Credit Agreement, this Agreement or any other Loan Document, and the lending, deposit, borrowing and other banking relationships between the Borrower or any Guarantor and the Agent, any Lender or any other Released Party, including the administration, collateralization and funding thereof.



                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                 BORROWER:

                                 CONE MILLS CORPORATION


                                 By: /s/ W. Scott Wenhold
                                 Name: W. Scott Wenhold
                                 Title: Treasurer


                                 GUARANTORS:

                                 CIPCO S.C., INC.


                                 By: /s/ Cheryl G. Hollis
                                 Name: Cheryl G. Hollis
                                 Title: Asst Secretary


                                 CONE FOREIGN TRADING LLC


                                 By: /s/ Neil W. Koonce
                                 Name: Neil W. Koonce
                                 Title: Vice President



                                 AGENT:

                                 BANK OF AMERICA, N.A. as Agent for the Lenders

                                 By: /s/ David Price
                                 Name: David Price
                                 Title: Vice President

                                 LENDERS:

                                 BANK OF AMERICA STRATEGIC SOLUTIONS, INC.


                                 By: /s/ John F. Register
                                 Name:    John F. Register
                                 Title:   Principal



                                 WLR RECOVERY FUND II, LP


                                 By: /s/ Pamela K. Wilson
                                 Name: Pamela K. Wilson
                                 Title: Sr. Vice President



                                 SUNTRUST BANK


                                 By: /s/ Samuel M. Ballesteros
                                 Name: Samuel M. Ballesteros
                                 Title: Directoro



                                 JPMORGAN CHASE BANK formerly known as
                                 the Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York


                                 By: /s/ Roger A. Odell
                                 Name: Roger A. Odell
                                 Title: Managing Director

                                    EXHIBIT D

                            Form of Borrowing Notice

To:   Bank of America, N.A.,
      as Agent
      901 Main Street
      TX1-492-14-12
      Dallas, Texas 75202-3714
      Attention: Agency Services
      Telefacsimile:  (214)290-8367

     Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:


 Type of Loan     Interest Period(1)     Aggregate Amount(2)     Date of Loan(3)
  (check one)
--------------    ------------------     -------------------     ---------------

Revolving Loan
--------------

Base Rate Loan          ------------     ----------------         -----------

Eurodollar Rate Loan(4) ------------     ----------------         -----------

-----------------------

(1) For any Eurodollar Rate Loan, one month.
(2) Must be $1,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3) At least three (3)  Business  Days later if a Eurodollar  Rate Loan;
(4) Any Base Rate Loans or Eurodollar Rate Loans may be automatically Converted to Fixed Rate Loans pursuant to the Credit Agreement.

     The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such
Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article 8) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                 CONE MILLS CORPORATION


                                 BY:
                                    -------------------------------------------
                                          Authorized Representative

                                 DATE:
                                      -----------------------------------------

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:  Bank of America, N.A.,
     as Agent
     901 Main Street
     TX1-492-14-12
     Dallas, Texas 75202-3714
     Attention: Agency Services
     Telefacsimile:  (214)290-8367

     Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:


 Type of Loan     Interest Period(1)     Aggregate Amount(2)     Date of Loan(3)
  (check one)
--------------    ------------------     -------------------     ---------------

Revolving Loan
--------------

Base Rate Loan          ------------     ----------------         -----------

Eurodollar Rate Loan(4) ------------     ----------------         -----------

-----------------------
(1) For any Eurodollar Rate Loan, one month.
(2) Must be $1,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3) At least three (3)  Business  Days later if a Eurodollar  Rate Loan;
(4) Any Base Rate Loans or Eurodollar Rate Loans may be automatically Converted to Fixed Rate Loans pursuant to the Credit Agreement.

                                 CONE MILLS CORPORATION

                                 BY:
                                     ------------------------------------------
                                           Authorized Representative

                                 DATE:
                                     ------------------------------------------

                                    EXHIBIT Q

              Projected EBIDTA, PBGC Payments and LIFO Adjustments

1.       Two-Quarter
         Period Ended                             Projected EBITDA
         ---------------------                    -----------------

         December 30, 2001                        $12,410,000

         June 30, 2002                            $17,062,000

         December 29, 2002                        $24,706,000

         June 29, 2003                            $18,676,000

         December 28, 2003                        $20,754,000


2.       Two-Quarter
         Period Ended                             Projected PBGC Payments
         ---------------------                    -----------------------

         June 30, 2002                            $1,200,000


3.       Two-Quarter                              Projected Non-Cash
         Period Ended                              LIFO Adjustments
         ---------------------                    ------------------

         December 30, 2001                        $1,600,000

         June 30, 2002                            $0

         December 29, 2002                        negative $31,000

         June 29, 2003                            $0

         December 28, 2003                        $400,000

                                   SCHEDULE I

                                Form of EARS Note

                                 Promissory Note

$_______________________                              Charlotte, North Carolina

                                                                  May ___, 2003


     FOR VALUE RECEIVED, CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business located in Greensboro, North Carolina (the "Borrower"), hereby promises to pay to the order of ___________________________________ (the "Lender"), at its office located at
_______________________________________ (or at such other place or places as the
Lender may designate in writing), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ ____________________ DOLLARS ($______________), and to pay interest from the date hereof at a rate of twelve percent (12%) on the unpaid principal amount hereof, in like money, at said office. Interest shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

     The entire principal amount shall be due and payable on March 15, 2004.

     The Borrower may prepay the principal amount in whole or in part from time to time on any Business Day, without penalty, upon at least one (1) Business Day's telephonic notice to the Lender.

     Interest shall be paid monthly in arrears on the First Business Day of each month, commencing June 2, 2003. In addition, any payment or prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest on the amount paid or prepaid.

     If an Event of Default has occurred and is continuing under the Credit Agreement dated as of January 28, 2000, as amended, modified or supplemented from time to time (the "Credit Agreement"), among the Borrower, Bank of America, N.A., as agent ("the Agent"), and the lenders parties thereto from time to time, the Lender may declare that all principal and accrued interest on this note is immediately due and payable; provided, however, that notwithstanding the above, if there shall occur an Event of Default under the Credit Agreement that causes the Obligations (as defined in such agreement) to be immediately due and payable without the necessity of any action by the Agent or Required Lenders under such agreement, then all principal and interest on this note shall likewise be immediately due and payable without the necessity of any action by the Lender.

     In the event of a default in the payment of principal hereunder, such principal amount shall thereafter bear interest at a rate of fourteen percent

(14%) per annum until paid. In addition, upon a default in any payment of principal or interest, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This note is one of the EARS Notes referred to in the Credit Agreement and in the Equity Appreciation Rights Agreement dated as of November 9, 2001, as amended, modified or supplemented from time to time (the "Equity Appreciation Rights Agreement"), among the Borrower, the Agent and the Lenders parties thereto. Capitalized terms not otherwise defined in this note shall have the respective meanings assigned thereto in the Credit Agreement.

     This note in entitled to the benefits and security of the Equity Appreciation Rights Agreement and the other Loan Documents.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for the note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or ay other formality are hereby waived by all parties bound hereon.

     THE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN THIS NOTE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. As provided in Section 3.04 of the Equity Appreciation Rights Agreement, the Borrower irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this note or any related documents, or for recognition or enforcement of any judgment.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       CONE MILLS CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   SCHEDULE II

                     EARS Noteholders and Principal Amounts
                         of their Respective EARS Notes


EARS Noteholder                                   Principal Amount of EARS Note
---------------------                             -----------------------------

Bank of America Strategic
Solutions, Inc.                                            $450,311.31

WLR Recovery Fund II, LP                                   $720,498.09

                                  SCHEDULE III

                Stock Recipients and Respective Amounts of Stock



Stock Recipient                                           Number of Shares of
                                                    Cone Mills Corporation Stock
---------------------                               ----------------------------

JPMorgan Chase Bank                                         112,754 shares

SunTrust Bank                                                56,377 shares

                                 Promissory Note

$450,311.31                                           Charlotte, North Carolina

                                                                   May 27, 2003


     FOR VALUE RECEIVED, CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business located in Greensboro, North Carolina (the "Borrower"), hereby promises to pay to the order of Banc of America Strategic Solutions, Inc. (the "Lender"), at its office located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Lender may designate in writing), in lawful money of the United States of America, in immediately available funds, the principal amount of FOUR HUNDRED FIFTY THOUSAND THREE HUNDRED ELEVEN AND 31/100 DOLLARS ($450,311.31), and to pay interest from the date hereof at a rate of twelve percent (12%) on the unpaid principal amount hereof, in like money, at said office. Interest shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

     The entire principal amount shall be due and payable on March 15, 2004.

     The Borrower may prepay the principal amount in whole or in part from time to time on any Business Day, without penalty, upon at least one (1) Business Day's telephonic notice to the Lender.

     Interest shall be paid monthly in arrears on the First Business Day of each month, commencing June 2, 2003. In addition, any payment or prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest on the amount paid or prepaid.

     If an Event of Default has occurred and is continuing under the Credit Agreement dated as of January 28, 2000, as amended, modified or supplemented from time to time (the "Credit Agreement"), among the Borrower, Bank of America, N.A., as agent ("the Agent"), and the lenders parties thereto from time to time, the Lender may declare that all principal and accrued interest on this note is immediately due and payable; provided, however, that notwithstanding the above, if there shall occur an Event of Default under the Credit Agreement that causes the Obligations (as defined in such agreement) to be immediately due and payable without the necessity of any action by the Agent or Required Lenders under such agreement, then all principal and interest on this note shall likewise be immediately due and payable without the necessity of any action by the Lender.

     In the event of a default in the payment of principal hereunder, such principal amount shall thereafter bear interest at a rate of fourteen percent (14%) per annum until paid. In addition, upon a default in any payment of principal or interest, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This note is one of the EARS Notes referred to in the Credit Agreement and in the Equity Appreciation Rights Agreement dated as of November 9, 2001, as amended, modified or supplemented from time to time (the "Equity Appreciation

Rights Agreement"), among the Borrower, the Agent and the Lenders parties thereto. Capitalized terms not otherwise defined in this note shall have the respective meanings assigned thereto in the Credit Agreement.

     This note in entitled to the benefits and security of the Equity Appreciation Rights Agreement and the other Loan Documents.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for the note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or ay other formality are hereby waived by all parties bound hereon.

     THE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN THIS NOTE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. As provided in Section 3.04 of the Equity Appreciation Rights Agreement, the Borrower irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this note or any related documents, or for recognition or enforcement of any judgment.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                              CONE MILLS CORPORATION


                                              By: /s/ Gary L. Smith
                                              Name: Gary L. Smith
                                              Title: Exec. Vice President & CFO

                                 Promissory Note

$720,498.09                                           Charlotte, North Carolina

                                                                   May 27, 2003


     FOR VALUE RECEIVED, CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business located in Greensboro, North Carolina (the "Borrower"), hereby promises to pay to the order of WLR Recovery Fund II,
LP      (the       "Lender"),       at      its      office      located      at
_______________________________________ (or at such other place or places as the
Lender may designate in writing), in lawful money of the United States of America, in immediately available funds, the principal amount of SEVEN HUNDRED TWENTY THOUSAND FOUR HUNDRED NINETY-EIGHT AND 9/100 DOLLARS ($720,498.09), and to pay interest from the date hereof at a rate of twelve percent (12%) on the unpaid principal amount hereof, in like money, at said office. Interest shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

     The entire principal amount shall be due and payable on March 15, 2004.

     The Borrower may prepay the principal amount in whole or in part from time to time on any Business Day, without penalty, upon at least one (1) Business Day's telephonic notice to the Lender.

     Interest shall be paid monthly in arrears on the First Business Day of each month, commencing June 2, 2003. In addition, any payment or prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest on the amount paid or prepaid.

     If an Event of Default has occurred and is continuing under the Credit Agreement dated as of January 28, 2000, as amended, modified or supplemented from time to time (the "Credit Agreement"), among the Borrower, Bank of America, N.A., as agent ("the Agent"), and the lenders parties thereto from time to time, the Lender may declare that all principal and accrued interest on this note is immediately due and payable; provided, however, that notwithstanding the above, if there shall occur an Event of Default under the Credit Agreement that causes the Obligations (as defined in such agreement) to be immediately due and payable without the necessity of any action by the Agent or Required Lenders under such agreement, then all principal and interest on this note shall likewise be immediately due and payable without the necessity of any action by the Lender.

     In the event of a default in the payment of principal hereunder, such principal amount shall thereafter bear interest at a rate of fourteen percent (14%) per annum until paid. In addition, upon a default in any payment of principal or interest, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This note is one of the EARS Notes referred to in the Credit Agreement and in the Equity Appreciation Rights Agreement dated as of November 9, 2001, as amended, modified or supplemented from time to time (the "Equity Appreciation Rights Agreement"), among the Borrower, the Agent and the Lenders parties thereto. Capitalized terms not otherwise defined in this note shall have the respective meanings assigned thereto in the Credit Agreement.

     This note in entitled to the benefits and security of the Equity Appreciation Rights Agreement and the other Loan Documents.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for the note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or ay other formality are hereby waived by all parties bound hereon.

     THE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN THIS NOTE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. As provided in Section 3.04 of the Equity Appreciation Rights Agreement, the Borrower irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this note or any related documents, or for recognition or enforcement of any judgment.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                           CONE MILLS CORPORATION


                                           By: /s/ Gary L. Smith
                                           Name: Gary L. Smith
                                           Title: Exec. Vice President & CFO